                                                                    EXHIBIT 10.6

                          MOFFETT PARK OFFICE CENTER

                                     LEASE



                                By and Between

                            Cilker Revocable Trust
                         U.T.A. dated October 9, 1990
                                  ("Lessor")



                                      and



                   Resonate, Inc., a California Corporation
                                  ("Lessee")



                 For the 15,915 Rentable Square Foot Premises
                 Located at 385 Moffett Park Drive, Suite 210,
                          Sunnyvale, California 94089

                                       i
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                               Table of Contents

1  BASIC LEASE PROVISIONS.....................................................  1

 1.1  Parties.................................................................  1
 1.2   Premises...............................................................  1
 1.3   Building...............................................................  1
 1.4   Use....................................................................  1
 1.5   Term...................................................................  2
 1.6   Base Rent..............................................................  2
 1.7   Base Rent Increase.....................................................  2
 1.8   Rent Paid Upon Execution...............................................  2
 1.9   Security Deposit.......................................................  2
 1.10  Lessee's Share of Operating Expense Increase...........................  2
 1.11  Tenant Improvements....................................................  2
 1.12  Load Factor............................................................  2
 1.13  Additional Rent........................................................  3

2  PREMISES, BUILDING, OFFICE BUILDING PROJECT AND COMMON AREAS...............  3

 2.1   Premises...............................................................  3
 2.2   Vehicle Parking........................................................  3
 2.3   Common Areas - Definition..............................................  3
 2.4   Common Area - Rules and Regulations....................................  4
 2.5   Common Area - Changes..................................................  4

3  TERM.......................................................................  5

 3.1   Term...................................................................  5

4  RENT.......................................................................  5

 4.1   Base Monthly Rent......................................................  5
 4.2   Operating Expenses.....................................................  6

5  USE........................................................................  8

 5.1   Use....................................................................  8
 5.2   Lessee's Compliance with Law...........................................  8
 5.3   Condition of Premises..................................................  9
 5.4   Hazardous Material.....................................................  9

6  MAINTENANCE, REPAIRS, ALTERATIONS AND COMMON AREA SERVICES................. 11

 6.1   Lessor's Obligations................................................... 12
 6.2   Lessee's Obligations................................................... 12
 6.3   Alterations and Additions.............................................. 13
 6.4   Utility Additions...................................................... 15

7  INSURANCE; INDEMNITY....................................................... 15

 7.1   Liability Insurance - Lessee........................................... 15
 7.2   Property Insurance - Lessee............................................ 16
 7.3   Insurance - Lessor..................................................... 16
 7.4   Insurance Policies..................................................... 16
 7.5   Waiver of Subrogation.................................................. 17
 7.6   Indemnity.............................................................. 17
 7.7   Exemption of Lessor from Liability..................................... 18
 7.8   No Representation of Adequate Coverage................................. 18

8  DAMAGE OR DESTRUCTION...................................................... 19

 8.1   Definitions............................................................ 19
 8.2   Premises Damage; Premises Partial Damage............................... 19
 8.3   Premises Total Destruction; Office Building Project Total Destruction.. 20
 8.4   Damage Near End of Term................................................ 21
 8.5   Abatement of Rent; Lessee's Remedies................................... 21

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                               Table of Contents

 8.6   Termination............................................................ 21
 8.7   Waiver................................................................. 22

9  REAL PROPERTY TAXES........................................................ 22

 9.1   Payment of Taxes....................................................... 22
 9.2   Additional Improvements................................................ 22
 9.3   Definition of Real Property Tax........................................ 22
 9.4   Joint Assessment....................................................... 23
 9.5   Personal Property Taxes................................................ 23

10  UTILITIES AND SERVICES.................................................... 23

 10.1  Services Provided by Lessor............................................ 23
 10.2  Services Exclusive to Lessee........................................... 24
 10.3  Hours of Service....................................................... 24
 10.4  Excess Usage by Lessee................................................. 24
 10.5  Interruptions.......................................................... 25

11  OPTION TO EXTEND.......................................................... 25

12  ASSIGNMENT AND SUBLETTING................................................. 25

 12.1  Lessor's Consent Required.............................................. 25
 12.2  Lessee Affiliate....................................................... 26
 12.3  Terms and Conditions Applicable to Assignment and Subletting........... 26
 12.4  Additional Terms and Conditions Applicable to Subletting............... 28
 12.5  Lessor's Expenses...................................................... 29
 12.6  Conditions to Consent.................................................. 29

13  DEFAULT; REMEDIES......................................................... 30

 13.1  Default................................................................ 31
 13.2  Remedies............................................................... 32
 13.3  Default by Lessor...................................................... 32
 13.4  Late Charges........................................................... 32

14  CONDEMNATION.............................................................. 32

15  BROKER'S FEE.............................................................. 33

16  ESTOPPEL CERTIFICATE...................................................... 34

17  LESSOR'S LIABILITY........................................................ 34

18  SEVERABILITY.............................................................. 35

19  INTEREST ON PAST-DUE OBLIGATIONS.......................................... 35

20  TIME OF ESSENCE........................................................... 35

21  ADDITIONAL RENT........................................................... 35

22  INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS............................. 35

23  NOTICES................................................................... 36

24  WAIVERS................................................................... 36

25  RECORDING................................................................. 36

26  NO RIGHT TO HOLD OVER..................................................... 36

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                               Table of Contents

27  CUMULATIVE REMEDIES....................................................... 37

28  COVENANTS AND CONDITIONS.................................................. 37

29  BINDING EFFECT; CHOICE OF LAW............................................. 37

30  SUBORDINATION............................................................. 37

31  ATTORNEYS' FEES........................................................... 38

 31.1  Attorneys' Fees........................................................ 38
 31.2  Reimbursement.......................................................... 38
 31.3  Default................................................................ 38

32  LESSOR'S ACCESS........................................................... 38

 32.1  Entry Onto Premises.................................................... 38
 32.2  Abatement of Rent...................................................... 39
 32.3  Emergency.............................................................. 39

33  AUCTIONS.................................................................. 39

34  SIGNS..................................................................... 39

35  MERGER.................................................................... 40

36  CONSENTS.................................................................. 40

37  GUARANTOR................................................................. 40

38  QUIET POSSESSION.......................................................... 40

39  SECURITY MEASURES - LESSOR'S RESERVATIONS................................. 40

 39.1  Security Measures...................................................... 40
 39.2  Lessor's Reservations.................................................. 41

40  EASEMENTS................................................................. 41

 40.1  Lessor's Reservations.................................................. 41
 40.2  Obstruction............................................................ 41

41  PERFORMANCE UNDER PROTEST................................................. 41

42  AUTHORITY................................................................. 42

43  NO OFFER.................................................................. 42

44  LENDER MODIFICATION....................................................... 42

45  MULTIPLE PARTIES.......................................................... 42

46  FORCE MAJEURE............................................................. 42

47  TENANT IMPROVEMENTS....................................................... 43

EXHIBIT A  THE PREMISES....................................................... 45

EXHIBIT B  LEGAL DESCRIPTION OF BUILDING...................................... 46

EXHIBIT C  RULES AND REGULATIONS.............................................. 47

EXHIBIT D  PARKING RULES...................................................... 49

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                               Table of Contents

EXHIBIT E  FINAL PLANS AND SPECIFICATIONS....................................  50

EXHIBIT F  COMMENCEMENT DATE MEMORANDUM......................................  51

EXHIBIT G  JANITORIAL SERVICES...............................................  52

          1.    BASIC LEASE PROVISIONS.
                ----------------------

          1.1   Parties.  This Lease, dated, for reference purposes only, as of
                -------
     November 2, 1999 is made by and between CILKER REVOCABLE TRUST U.T.A. dated October 9, 1990, herein called "Lessor", and RESONATE, INC., a California Corporation, herein called "Lessee".

          1.2   Premises.  Suite Number 210, consisting of approximately
                --------
     fourteen thousand two hundred ten (14,210) usable square feet (USF) measured from the centerline of shared walls and to the outside of the outside walls; fifteen thousand nine hundred fifteen (15,915) rentable square feet (RSF) more or less, including a twelve percent (12%) load factor, as defined in Paragraph 1.12.

          Lessee shall have the option to expand the Premises (the "Expansion Option") to include (i) Suite No. 105 consisting of approximately 13,624 rentable square feet, (ii) Suite No. 200 consisting of approximately 24,080 rentable square feet or (iii) both, on the same terms and conditions of the Lease (including the same Base Monthly Rent per rentable square foot), effective February 1, 2001, by giving Lessor written notice thereof no later than December 1, 2000. Then the total usage square feet will be forty seven thousand eight hundred seventy four (47,874), more or less, and total rentable square feet is fifty three thousand six hundred nineteen (53,619), more or less.

          The Premises for Suite #210 is shown as Exhibit A: The Premises.

          1.3   Building.  Commonly described as being located at 385 Moffett
                --------
     Park Drive in the City of Sunnyvale, County of Santa Clara, State of California as defined in Paragraph 2 and on Exhibit B hereto (the Building), as measured to the dripline of the outside walls. The total rentable square feet of the Building is seventy nine thousand four hundred eighty (79,480), more or less.

          1.4   Use.  The Premises shall be used for general office and
                ---
     engineering functions and for no other purposes without the prior written consent of Lessor, subject to Paragraph 6.

          1.5   Term.  Four (4) years commencing on the later of December 15,
                ----   --------------
     1999 or the completion date of the Tenant Improvements (Commencement Date) and ending on November 30, 2003 (Termination Date) in accordance with Exhibit F (Commencement Date Memorandum).

          1.6   Base Rent.  Forty five thousand and thirty nine Dollars and
                ---------
     fourty five cents($45,039.45) per month, payable on the first day of each month, per Paragraph 4.1, commencing on the Commencement Date, on or about December 15, 1999.

          1.7   Base Rent Increase.  Monthly Base Rent payable under Paragraph
                ------------------
     1.6 above shall be adjusted as provided in Paragraph 4.1 below.

          1.8   Rent Paid Upon Execution.  Forty five  thousand and thirty nine
                ------------------------
     Dollars and fourty five cents($45,039.45) for the first month of the Term.

          1.9 Security Deposit. One (1) month rent of Forty five thousand and thirty nine Dollars and fourty five cents($45,039.45) due December 15, 1999. In the event Lessee exercises the Expansion Option with respect to Suite 105, the Security Deposit shall be increased by $39,839.83 effective February 1, 2001. In the event Lessee exercises the Expansion Option with respect to Suite 200, the Security Deposit shall be increased by $70,415.68 effective February 1, 2001.

          1.10  Lessee's Share of Operating Expenses.  Twenty percent (20%)
                ------------------------------------
     through January 30, 2001, with a proportionate increase in the event the Premises are expanded pursuant to the Expansion Option.

          1.11  Tenant Improvements.  The Tenant Improvement allowance for Suite
                -------------------
     210 shall be equal to the total amount set forth in the estimate attached hereto as Exhibit H, which total amount shall be paid by Lessor and Lessee as set forth in Exhibit H.

          1.12  Load Factor.  Based on the Total Square Foot Space of the lobby,
                -----------
     common hallways, elevator, common bathrooms, utility rooms, janitorial, storage rooms and other shared space expressed as a percentage of the total Building area measured to the outer surface of the outside walls. For this building, the load factor is calculated to be twelve percent (12%).

          1.13  Additional Rent.  The additional rent for HVAC that exceeds the
                ---------------
     hours of service provided in Paragraph 10.3 is covered in Paragraph 10.4.

          2.    PREMISES, BUILDING, OFFICE BUILDING PROJECT PARKING AND COMMON
                --------------------------------------------------------------
AREAS.
-----

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          2.1   Premises.  The Premises are a portion of a building, herein
                --------
     sometimes referred to as the "Building" identified in Paragraph 1.3 of the Basic Lease Provisions. "Building" shall include adjacent parking structures used in connection therewith. The Premises, the Building, the Common Areas, the land upon which the same are located, along with all other improvements thereon or thereunder, are herein collectively referred to as the "Office Building Project". Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, the real property referred to in the Basic Lease Provisions, Paragraph 1.2, as the "Premises", including rights to the Common Areas as hereinafter specified.

          2.2   Vehicle Parking.  So long as Lessee is not in default beyond
                ---------------
     applicable notice and cure period, and subject to the rules and regulations attached hereto as Exhibit D, and as established by Lessor from time to time, Lessee shall be entitled to use fifty seven (57) parking spaces in the Common Area of the Office Building Project. If Lessee knowingly commits, permits or allows any of the prohibited activities described in the Lease or the rules then in effect, then Lessor shall have the right, after making reasonable effort to notify Lessee of the prohibited activity, in addition to such other rights and remedies that it may have, to remove or tow away any vehicle involved in such prohibited activity, or otherwise take action to cure such prohibited activity, and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

          2.3   Common Areas - Definition.  The term "Common Areas" is defined
                -------------------------
     as all areas and facilities outside the Premises and within the exterior boundary line of the Office Building Project that are provided and designated by the Lessor from time to time for the general nonexclusive use of Lessor, Lessee and of other lessees of the Office Building Project and their respective employees, suppliers, shippers, customers and invitees, including but not limited to common entrances, parking areas to the extent not otherwise prohibited by this Lease, roadways and walks, walkways, parkways, ramps, driveways, striping, bumpers, irrigation systems, and Common Area lighting facilities and landscaped areas.

          2.4   Common Area - Rules and Regulations.  Lessee agrees to abide by
                -----------------------------------
     and conform to the rules and regulations attached hereto as Exhibit C with respect to the Office Building Project and Common Areas and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform to such rules and regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right to enforce said rules and regulations and may, from time to time, reasonably modify or amend and enforce said rules and regulations.

          2.5   Common Areas - Changes.  Provided the following changes do not
                ----------------------
     significantly interfere with Lessee's business and are not inconsistent with other first-class office buildings in the vicinity, Lessor shall have the right in Lessor's sole discretion, from time to time:

                (a) To make changes to the Building exterior and Common Areas, including, without limitation, changes in the location, size, shape, number, and appearance thereof, including but not limited to the windows, air shafts, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and the outside walls and the roof of the Building;

                (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

                (c) To designate other land and improvements outside the boundaries of the Office Building Project to be a part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Office Building Project and may increase the financial obligations of Lessee under this Lease with Lessee's consent, which shall not be unreasonably withheld;

                (d)  To add additional improvements to the Common Areas;

                (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Office Building Project, or any portion thereof;

                (f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Office Building Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

                (g) Lessor shall use its best efforts to minimize disruption to Lessee's business.

          3.    TERM.
                ----

          3.1   Term.  The Term and Commencement Date of this Lease shall be as
                ----
     specified in Paragraph 1.5 of the Basic Lease Provisions.

          4.    RENT.
                ----

          4.1   Base Monthly Rent.  Lessee shall pay to Lessor the Base Monthly
                -----------------
     Rent for the Premises set forth in Paragraph 1.6 of the Basic Lease Provisions and this Paragraph 4.1 herein, without offset or deduction, payable on the first day of each month (or in the event of a partial month, on the first day of such partial month), except for the deduction described in Paragraph 1.11. Lessee shall pay Lessor upon execution hereof the advance Base Rent described in Paragraph 1.6 of the Basic Lease Provisions.

     Rent for any period during the term hereof which is for less than one month shall be prorated based upon the actual number of days of the calendar month involved. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

     Tenant shall pay the Base Monthly Rent on the amount and for the months set forth below, and otherwise as provided in this Paragraph 4.1.

          Months   1 - 12         12/01/99-11/30/00- $ 45,039.45
          Months  13 - 14         12/01/00-01/30/01- $ 46,539.26
          Months  15 - 24         02/01/01-11/30/01- $ 46,539.26
          Months  25 - 36         12/01/01-11/30/02- $ 48,089.02
          Months  37 - 48         12/01/02-11/30/03- $ 49,690.39
          Months  49 - 60         12/01/03-11/30/04-   100% Fair Market Rate
          Months  61 - 72         12/01/04-11/30/05-   Inc. by 3.33%
          Months  73 - 84         12/01/05-11/30/06-   100% Fair Market Rate

          In the event that Lessee exercises the Expansion Option in month 15 with respect to Suites 105 or 200, the same Base Monthly Rent per square foot shall apply to each Suite for which the Expansion Option is elected.

          4.2   Operating Expenses.  Lessee shall pay to Lessor during the term
                ------------------
     hereof, in addition to the Base Rent, Lessee's Share of Operating Expenses, as defined in Paragraph 1.10, of any increases in total Operating Expenses for any "Comparison Year", as defined in Paragraph 4.2(d) herein over the Operating Expenses for the Base Year, as hereinafter defined, during each calendar year, following the Base Year, of the term of this Lease, in accordance with the following provisions:

                (a) "Lessee's Share of Operating Expenses" is defined in Paragraph 1.10 of the Base Lease Provisions. Lessee's Share of Operating Expenses has been established as a percentage determined by dividing the approximate rentable square footage of the Premises by the approximate total rentable square footage of the Building. Using this same method of determination, the Lessee's Share of Operating Expenses may be redetermined by Lessor in the event of a change in the rentable square footage in the Building.

                (b) "Operating Expenses" is defined, for purposes of this Lease, to include all costs, if any, incurred by Lessor in the exercise of its reasonable discretion, for:

                (i) The operation, repair, maintenance, and replacement (of a non-capital nature), in neat, clean, safe, good order and condition, of the Common Areas;

                (ii) Trash disposal, landscaping, irrigation, replacement of plants and trees, janitorial services as delineated in Exhibit F, and supplies, sealing and striping the parking area, window and door washing, service door and window seals, roof repairs, reserve for painting, sealing and striping, and security services;

                (iii) Any other service to be provided by Lessor that is elsewhere in this Lease defined to be an "Operating Expense";

                (iv) The cost of the premiums for all insurance policy to be maintained by Lessor under Paragraph 8 hereof;

                (v) The amount of the real property taxes to be paid by Lessor under Paragraph 9.1 hereof;

                (vi) The cost of utilities, including water, sewer, gas, electricity, and other publicly mandated services to the Building, including fire detection systems, fire sprinkler systems and security systems;

                (vii) The cost of monitoring of environmental matters and the building HVAC management system;

                (viii) Replacing, adding, or removing any improvement for better security, safety, increased energy efficiency, or as mandated by any governmental agency after the Commencement Date, and any repairs or removals necessitated thereby, including seismic upgrades, amortized over its useful life according to federal income tax regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then reasonable in the judgment of Lessor's accountants, provided, however, costs incurred to correct violations by Lessor of any law, rule, order or regulation prior to the Commencement Date shall not be included as an Operating Expense;

                (ix) Replacements of equipment or improvements to include HVAC equipment and monitoring systems, elevator maintenance, plumbing, including fire sprinklers, supplies, materials and equipment and tools; including maintenance, cost and upkeep of all parking and common areas; expenses incurred in an amount necessary to reduce direct expenses; and

                (x) A management fee attributable to the operation of the Office Building Project.

                (c) Lessee's share of additional rent for capital improvements to the common area, grounds, and for improved efficiency and appearance of the building, to be amortized by normal accounting practice plus interest.

                (d) "Base Year" is defined, for purposes of this Lease, to be the period of ninety-one (91) days (December 1, 1999 through February 29, 2000 annualized for 365 days).

                (e) "Comparison Year" is defined, for purposes of this Lease, as each 12 months period starting March 1, 2000, during the term of this Lease.

                (f) Lessee's Share of the Operating Expenses identified in Paragraphs 4.2(b), 4,2(d) and 4.2(e) shall be payable on a annual or semi-annual basis by Lessee after a statement of actual expenses is presented to Lessee by Lessor. Lessee shall have the right for one hundred and eighty
     (180) days from receipt of such statement to audit Lessor's books and records to verify Lessor's calculations.

                (g) Notwithstanding the foregoing, Operating Expenses shall not include and Lessee shall in no event have any obligation to perform or to pay for the following (collectively, "Costs"): (a) Costs occasioned by the act, omission or violation of any law by Lessor or any other occupant of the Building, or their respective agents, employees or contractors; (b) Costs occasioned by casualty or condemnation;
     (c) Costs of any renovation, improvement, painting or redecorating of any portion of the Building not made available for Lessee's use; (d) Costs incurred in connection with marketing or advertising the Building, or the violation by Lessor or any occupant of the Building (other than Lessee) of the terms and conditions of any lease or other agreement; (e) Costs incurred in connection with the presence of any Hazardous Material, except to the extent caused by the release or emission of the Hazardous Material in question by Lessee; (f) Costs which could properly be capitalized under generally accepted accounting principles, except those set forth in subsections (viii) and (c) of this Section 4.2.

          5.    USE.
                ---

          5.1   Use.  The Premises shall be used and occupied only for the
                ---
     purpose set forth in Paragraph 1.4 of the Basic Lease Provisions or any other use which is reasonably comparable to that use and for no other purpose.

          5.2   Lessee's Compliance with Law.  Except as otherwise provided in
                ----------------------------
     this Lease, Lessee shall, at Lessee's expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders, the requirements of that certain Declaration of Protective Covenants Moffett Industrial Park No. 1 (a copy of which is attached hereto as Exhibit G, and requirements of any fire insurance underwriters or rating bureaus, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to the Premises and the occupation and use by Lessee of the Premises. Lessee shall conduct Lessee's business in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tend to create waste or nuisance or shall tend to disturb other occupants of the Office Building Project.

          5.3   Condition of Premises.  Lessee accepts the Premises and the
                ---------------------
     Office Building Project in their condition existing as of the Commencement Date or the date that Lessee takes possession of the Premises (exclusive of any latent defects), whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that it has satisfied itself by its own independent investigation that the Premises (exclusive of any latent defects) are suitable for its intended use, and that neither Lessor nor Lessor's agent or agents has made any representation or warranty as to the present or further suitability of the Premises, Common Areas, or Office Building Project for the conduct of Lessee's business; provided, however, Lessor warrants that all plumbing, electrical, mechanical, elevator, structural and roof systems shall be in good operating condition on the Commencement Date. Notwithstanding any provision to the contrary in this Lease, Lessor represents and warrants that as of the Commencement Date the Premises (other than the Tenant Improvements to be constructed by Lessee) and the Common Areas shall be in compliance with all applicable laws, rules, order, regulations and orders, including without limitation, all applicable requirements of the Americans with Disabilities Act (ADA) of 1990 (42 U.S.C. 12101, et. seq.).
                            -------

          5.4   Hazardous Material.
                ------------------

                (a) Lessee shall not engage in any activities upon or in the Office Building Project, nor bring onto, create, or dispose of upon or in the Premises or Office Building Project, any Hazardous Material other than those in the forms and quantities used in normal office use and building management.

                (b) Lessee shall not engage in any activity upon or in the Premises that violates any federal, state or local laws, rules or regulations pertaining to Hazardous Material. Lessee shall promptly, at Lessee's sole cost and expense, take all investigatory or remedial actions requested or ordered for clean-up of any contamination of the Premises created or suffered by Lessee. Provided, however, Lessee shall not be liable for such action or clean up if suffered by Lessee as a result of Lessor's or other tenants' actions. Lessee shall comply with any and all requirements related to handling, use, storage and disposal of Hazardous Materials.

                (c) Lessee shall indemnify, defend and hold harmless Lessor, Lessor's agents, employees, servants, and lenders, from any and all claims, losses, liability, demands, damages, costs, offsets, lawsuits, judgments, award and expenses, including, but not limited to, attorneys' fees arising out of or in connection with any breach of Lessee's obligations under this Paragraph 5.4.

                (d) Lessee's obligations under this Paragraph 5.4 shall survive the ending, termination, and cancellation of this Lease, and no termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from Lessee's obligations under this Paragraph
     5.4 unless any such agreement expressly sets forth Lessor's intention to so release Lessee.

                (e)  The term "Hazardous Material" means any chemical substance:

                     (i) the presence of which requires investigation, regulation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or

                     (ii) which is or becomes defined as a "hazardous waste" or "hazardous substance" under any federal, state or local statute, regulation or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et. seq.) and or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et. seq.)

                     (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; or

                     (iv) the presence of which on the Premises poses or threatens to pose a hazard to the health or safety of persons on or about the Premises; or

                      (v) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; or

                      (vi) without limitation which contains polychlorinated bipheynols (PCBs), or asbestos; or

                     (vii)  which is considered by any government
          authority to be harmful, dangerous, toxic, flammable or otherwise deserving of special care.

                (f) Lessor shall indemnify, defend and hold harmless Lessee, Lessee's agents, employees, and lenders, from any and all claims, losses, liability, demands, damages, costs, offsets, lawsuits, judgments, award and expenses, including, but not limited to, attorneys' fees arising out of or in connection with any Hazardous Material in, on, about or under the Premises or the Office Building Project, to the extent that the presence of such Hazardous Materials was caused by Lessor or Lessor's Agents (defined below). Lessor shall comply with any requirements imposed by any governmental entity or agency with respect to Hazardous Materials in, on, under or about the Premises and/or the Office Building Project to the extent such presence was not caused by a breach of this Paragraph 5.4 by Lessee or Lessee's Agents. Lessor's obligations under this Paragraph 5.4 shall survive the ending, termination, and cancellation of this Lease, and no termination, cancellation or release Agreement entered into by Lessor and Lessee shall release Lessor from Lessor's obligations under this Paragraph 5.4 unless any such Agreement expressly sets forth Lessee's intention to so release Lessor.

          6.    MAINTENANCE, REPAIRS, ALTERATIONS AND COMMON AREA SERVICES.
                ----------------------------------------------------------

          6.1   Lessor's Obligations.  Lessor shall keep the Office Building
                --------------------
     Project, including the Premises, interior and exterior walls, roof, and Common Areas, and the equipment whether used exclusively for the Premises or in common with other premises, in good condition and repair; provided, however, Lessor shall not be obligated to paint, repair or replace wall coverings, or to repair or replace any improvements that are not ordinarily a part of the Building or are above Building standards as of the Commencement Date of this Lease. Lessor shall not be obligated to repair damage caused by negligence of Lessee or of Lessee's agents, employees, contractors, guests or invitees, or by reason of the failure of Lessee to perform or comply with any terms, conditions or covenants in this Lease, or caused by alterations, additions or improvements made by Lessee or Lessee's agents, employees or contractors, which damage Lessee shall repair at its sole expense. Lessee expressly waives the benefits of any statute now or hereafter in effect (including, without limitation, the provisions of Sections 1941 and 1942 of the California Civil Code) which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises, the Building or the Common Areas in good order, condition and repair.

          6.2   Lessee's Obligations.
                --------------------

                (a) Notwithstanding Lessor's obligation to keep the Premises in good condition and repair, Lessee shall be responsible for payment to Lessor, as additional rent, that portion of the cost of any maintenance and repair of the Premises, or any equipment (wherever located), that serves only Lessee or the Premises, to the extent such cost is attributable to any cause beyond normal wear and tear or damage from casualty described in Paragraph 8. Lessee shall be responsible for the actual cost of painting, repairing or replacing wall coverings, and to repair or replace any Premises Improvements that are not ordinarily a part of the Building or that are above Building standards as of the Commencement Date of this Lease. Lessor may, at its option, upon reasonable notice, elect to have Lessee perform any particular such maintenance or repairs the cost of which is otherwise Lessee's responsibility hereunder.

                (b) On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as received, ordinary wear and tear and damage from casualty described in Paragraph 8, excepted, clean and free of debris. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Lessee. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, alterations, furnishings and equipment. Except for such conditions resulting from normal wear and tear and damage from casualty, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, air conditioning, window coverings, ceilings and plumbing on the Premises clean and in good operating condition and shall leave the ceiling panels, air conditioning vents, painted surfaces, wall coverings, paneling and carpets clean and in good repair.

          6.3   Alterations and Additions.
                -------------------------

                (a) Except for the initial Tenant Improvements and non-structural alterations which do not affect Building systems, Lessee shall not make any alterations, improvement, additions, Utility Installation or repair in, on or about the Premises, over Three Thousand Dollars ($3,000) without Lessor's prior written consent which shall not be unreasonably withheld, conditioned or delayed. As used in the Paragraph 6.3 the term "Utility Installation" shall mean carpeting, window and wallcoverings, power panels, electrical distribution systems, lighting fixtures, air conditioning and plumbing. At the expiration of the term, Lessor may require the removal of any or all of said alterations, improvements, additions or Utility Installations, and the restoration of the Premises to their prior condition, at Lessee's expense. Should Lessor permit Lessee to make its own alterations, improvements, additions or Utility Installations, Lessee shall use only such contractor as has been expressly approved by Lessor, which approval shall not be unreasonably withheld, and Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1 1/2) times the estimated cost of such improvements, to insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of the work. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor, or use a contractor not expressly approved by Lessor, Lessor may, at any time during the term of this Lease, require that Lessee remove any part or all of the same.

                (b) Except as provided in subsection (a) above, any alterations, improvements, additions or Utility Installations in or about the Premises over Three Thousand Dollars ($3,000) that Lessee shall desire to make shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent to Lessee's making such alteration, improvement, addition or Utility Installation, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from the applicable governmental agencies, furnishing a copy thereof to Lessor prior to the commencement of the work, and compliance by Lessee with all conditions of said permit in a prompt and expeditious manner.

                (c) Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises, the Building or the Office Building Project, or any interest therein.

                (d) Lessee shall give Lessor not less than fifteen (15) days' notice prior to the commencement of any work in the Premises by Lessee, and Lessor shall have the right to post notices of non-responsibility in or on the Premises or the Building as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, the Building or the Office Building Project, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises, the Building and the Office Building Project free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's reasonable attorneys' fees and costs in participating in such action if Lessor shall decide it is to Lessor's best interest to do so.

                (e) All alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Lessee), which may be made to the Premises by Lessee, including but not limited to, floor coverings, paneling, doors, drapes, built-ins, moldings, sound attenuation, and lighting, conduit, wiring and outlets, shall be made and done in a good and workmanlike manner and of good and sufficient quality and materials and shall be the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the Lease term, unless Lessor requires their removal pursuant to Paragraph 6.3(a). Provided Lessee is not in default, notwithstanding the provisions of this Paragraph 6.3(e), Lessee's personal property, trade fixtures, equipment, phone systems, security systems and wiring, and furniture shall remain the property of Lessee and may be removed by Lessee subject to the provisions of Paragraph 6.2(b). Lessee shall repair any material damage to the Premises or the Building caused by the removal of any such personal property, systems or equipment of Lessee.

                (f) Lessee shall provide Lessor with as-built plans and specifications for any alterations, improvements, additions or Utility Installations.

          6.4   Utility Additions.
                -----------------

     Lessor reserves the right to install new or additional utility facilities throughout the Office Building Project for the benefit of Lessor or Lessee, or any other lessee of the Office Building Project, including, but not by way of limitation, such utilities as plumbing, electrical systems, security systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Lessee's use of the Premises and do not affect Lessee's rights, use or obligations hereunder. A proportional share of the amortized cost of such additions including interest shall be charged to the Lessee.

          7.    INSURANCE; INDEMNITY.
                --------------------

          7.1   Liability Insurance - Lessee.   Lessee shall, at Lessee's
                ----------------------------
     expense, obtain and keep in force during the term of this Lease a policy of Comprehensive General Liability insurance utilizing an Insurance Services Office standard form with Broad Form General Liability Endorsement (GL0404), or equivalent, in an amount of not less than Two Million Dollars ($2,000,000) per occurrence of bodily injury and property damage combined or in a greater amount as reasonably determined by Lessor as the amount then customarily carried by owners and operators of similar properties and shall insure Lessee, and Lessor as an additional insured, against liability arising out of the use, occupancy or maintenance of the Premises. Compliance with the above requirement shall not, however, limit the liability of Lessee hereunder.

          7.2   Property Insurance - Lessee. Lessee shall, at Lessee's
                ---------------------------
     expense, obtain and keep in force during the term of this Lease for the benefit of Lessee, replacement cost of fire and extended coverage insurance, with vandalism and malicious mischief endorsements, in an amount sufficient to cover not less than 100% of the full replacement cost, as the same may exist from time to time, of all of Lessee's personal property, fixtures, equipment and tenant improvements financed by Lessee.

          7.3   Insurance - Lessor.  Lessor shall obtain and keep in force
                ------------------
     during the term of this Lease a policy or policies of insurance covering loss or damage to the Office Building Project improvements, but not Lessee's personal property, fixtures, equipment or tenant improvements in the amount of the full replacement cost thereof, as the same may exist from time to time, utilizing Insurance Services Office standard form, or such other form as Lessor elects, providing protection against all perils included within the classification of special causes of loss, and such other perils as Lessor deems advisable, including without limitation earthquake and flood coverage. In addition, Lessor shall, at Lessor's option, obtain and keep in force, during the term of this Lease, a policy of rental value insurance covering a period of one year, with loss payable to Lessor, which insurance shall also cover all Operating Expenses for said period. Lessee will not be named in any such policies carried by Lessor and shall have no right to any proceeds therefrom. The policies required by this Paragraph 7.3 shall contain such deductibles as Lessor or the aforesaid lender may determine. In the event that the Premises shall suffer an insured loss as defined in Paragraph

     8.1(e) hereof, the deductible amounts under the applicable insurance policies shall be deemed an Operating Expense. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies carried by Lessor. Lessee shall pay the entirety of any increase in the property insurance premium for the Office Building Project over what it was immediately prior to the commencement of the term of this Lease if the increase is specified by Lessor's insurance carrier as being caused by the nature of Lessee's occupancy or any act or omission of Lessee.

          7.4   Insurance Policies.  Lessee shall deliver to Lessor copies of
                ------------------
     all insurance policies required to be maintained by Lessee under this section 8 or certificates evidencing the existence and amounts of such insurance within thirty (30) business days after the Commencement Date of this Lease. All such policies shall name Lessor as an additional insured and no such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with renewals thereof.

          7.5   Waiver of Subrogation.  Notwithstanding anything to the contrary
                ---------------------
     in the Lease. Lessee and Lessor each hereby release and relieve the other, and waive their entire right of recovery against the other, for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party, without regard to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees. All of Lessor's and Lessee's repair and indemnity obligations under the Lease shall be subject to the waiver contained in this paragraph. Each party shall cause each insurance policy it obtains to provide that the insurer thereunder waives all right of recovery by way of subrogation as required herein in connection with any injury or damage covered by the policy.

          7.6.  Indemnity.  Except to the extent and proportion caused by
                ---------
     Lessor's or its agent's or contractor's negligence or willful misconduct, Lessee shall indemnify and hold harmless Lessor and its agents, partners and lenders, from and against any and all liability, cost, expense, loss or claim for damage to the person or property of anyone or any entity arising from Lessee's use of the Office Building Project, or from the conduct of Lessee's business or from any activity, work or things done or permitted by Lessee in or about the Premises and shall further indemnify and hold harmless Lessor from and against any and all liability, cost, expense, loss or claim arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any negligent act or omission of Lessee, or any of Lessee's agents, contractors, employees or invitees and from and against all costs, attorneys' fees, expenses and liabilities incurred by Lessor as the result of any such use, conduct, activity, work, things done or permitted, breach, default or negligence, and in dealing reasonably therewith, including but not limited to the defense or pursuit of any claim or any action or proceeding be brought against Lessor by reason of any such matter, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such liability cost, expense, loss or claim in order to be so indemnified. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of injury or damage to property of Lessee and its agents in, upon or about the Premises arising from any cause except for the negligence or willful misconduct of Lessor and Lessee hereby waives all claims in respect thereof against Lessor. Notwithstanding any provision to the contrary in this Lease, Lessor shall indemnify and hold harmless Lessee from all damages, liabilities, claims, judgments, actions, attorneys' fees, consultants' fees, costs and expenses arising from the negligence or willful misconduct of Lessor or Lessor's Agents or Contractors, or the breach of Lessor's obligations or representations under this Lease.

          7.7   Exemption of Lessor from Liability.  Lessee hereby agrees that,
                ----------------------------------
     except for the negligence or willful misconduct of Lessor, Lessor's Agents or Contractors, Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or from loss of or damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises or the Office Building Project, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from thefts, fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Office

     Building Project, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Office Building Project, or of the equipment, fixtures or appurtenances applicable thereto, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible. In addition, Lessor shall not be liable for any damages arising from any act or neglect of any other lessee, occupant or user of the Office Building Project, nor from the failure of Lessor to enforce the provisions of any other lease.

          7.8   No Representation of Adequate Coverage.  Lessor makes no
                --------------------------------------
     representation that the limits or forms of insurance specified in this
     Section 7 are adequate to cover Lessee's property or obligations under this Lease.

          8.    DAMAGE OR DESTRUCTION.
                ---------------------

          8.1   Definitions.
                -----------

                (a) "Premises Damage" shall mean if the Premises are damaged or destroyed to any extent.

                (b) "Premises Partial Damage" shall mean if the Premises are damaged or destroyed to the extent that the cost of repair is less than thirty-three and one-third percent (33-1/3%) of the then Replacement Cost of the Building.

                (c) "Premises Total Destruction" shall mean if the Premises are damaged or destroyed to the extent that the cost to repair is thirty-three and one-third percent (33-1/3%) or more of the then Replacement Cost of the Building.

                (d) "Building Total Destruction" shall mean if the Building is damaged or destroyed to the extent that the cost of repair is thirty-three and one-third percent (33-1/3%) or more of the then Replacement Cost of the Building.

                (e) "Insured Loss" shall mean damage or destruction which was caused by an event required to be covered by the insurance described in section 8. The fact that an insured Loss has a deductible amount shall not make the loss an uninsured loss.

                (f) "Replacement Cost" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring, excluding all improvements made by lessees, other than those installed by Lessor at Lessee's expense.

          8.2   Premises Damage; Premises Partial Damage.
                ----------------------------------------

                (a)  Insured Loss:  Subject to the provisions of Paragraphs 8.4
                     ------------
     and 8.5, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of either Premises Damage or Premises Partial Damage, then Lessor shall, as soon as reasonably possible and to the extent the required materials and labor are readily available through usual commercial channels, at Lessor's expense, repair such damage (but not Lessee's fixtures, equipment or tenant improvements originally paid for by Lessee) to its condition existing at the time of the damage, and this Lease shall continue in full force and effect. In the event any such damage is caused by the negligent or willful act of Lessee, Lessee shall make the repairs at Lessee's expense.

                (b)  Uninsured Loss:  Subject to the provisions of Paragraphs
                     --------------
     8.4 and 8.5, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may at Lessor's option either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease as of the date of the occurrence of such damage, in which event this Lease shall terminate as of the date of the occurrence of such damage. However, Lessor shall not have the right to terminate the Lease if damage to or destruction of the Premises or Building is relatively minor (e.g., repair or restoration would cost less than five percent (5%) of the replacement cost of the Building).

          8.3   Premises Total Destruction; Office Building Project Total
                ---------------------------------------------------------
     Destruction.  Subject to the provisions of Paragraphs 8.4 and 8.5, if at
     -----------
     any time during the term of this Lease there is damage, whether or not it is an Insured Loss, which falls into the classifications of either (i) Premises Total Destruction, or (ii) Office Building Project Total Destruction, then Lessor may at Lessor's option either (i)repair such damage or destruction within one hundred twenty (120) days at Lessor's expense to its condition existing at the time of the damage, but not Lessee's fixtures, equipment or tenant improvements, and this Lease shall continue in full force and effect, or
     (ii) give written notice to Lessee within thirty (30) days after the date of occurrence of such damage of Lessor's intention to cancel and terminate this Lease, in which case this Lease shall terminate as of the date of the occurrence of such damage.

          8.4   Damage Near End of Term.  If at any time during the last twelve
                -----------------------
     (12) months of the term of this Lease including extensions there is substantial damage to the Premises, Lessor may at Lessor's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty
     (30) days after the date of occurrence of such damage.

          8.5   Abatement of Rent; Lessee's Remedies.
                ------------------------------------

                (a) In the event Lessor repairs or restores the Building or Premises pursuant to the provisions of this Section 8, and any part of the Premises are not usable in the same manner as before the damage (including loss of use due to loss of access or essential services), the rent payable hereunder (including Lessee's Share of Operating Expenses) for the period during which such damage, repair or restoration continues shall be abated, provided (1) the damage was not the result of the negligence of Lessee, and
     (2) such abatement shall be in proportion to that part of the Premises which is unusable by Lessee for the conduct of its business in the same manner as before the damage. Except for said abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

                (b) If Lessor shall be obligated to repair or restore the Premises or the Building under the provisions of this Section 8 and shall not commence such repair or restoration within ninety (90) days after such occurrence or if it shall require more than one hundred twenty (120) days from the date of such casualty to complete restoration or repair, Lessee may at Lessee's option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement or completion, respectively, of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

                (c) Lessee agrees to cooperate with Lessor in connection with any such restoration and repair, including but not limited to the approval and/or execution of plans and specifications as and when required.

          8.6   Termination - Advance Payments.  Upon termination of this Lease
                ------------------------------
     pursuant to this Section 8, an equitable adjustment shall be made concerning advance rent, if any, and any advance payments made by Lessee to Lessor. Lessor shall, in addition return to Lessee so much of Lessee's security deposit as has not theretofore been applied by Lessor or which Lessor has a right to apply pursuant to the terms of this Lease.

          8.7   Waiver.  Lessor and Lessee waive the provisions of any statutes
                ------
     which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

          9.    REAL PROPERTY TAXES.
                -------------------

          9.1   Payment of Taxes.  Lessor shall pay the real property tax, as
                ----------------
     defined in Paragraph 9.3, applicable to the Office Building Project subject to the payment by Lessee of Lessee's Share of Operating Expenses in accordance with the provisions of Paragraph 4.2, except as otherwise provided in Paragraph 9.2.

          9.2   Additional Improvements.  Lessee shall not be responsible for
                -----------------------
     paying any increase in real property tax specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Office Building Project by other lessees or by Lessor for the exclusive enjoyment of any other lessee. Notwithstanding the provisions set forth in Paragraph 4.2 hereof, Lessee shall, however, pay to Lessor at the time that Operating Expenses are payable under Paragraph 4.2(d) the entirety of any increase in real property taxes if assessed solely by reason of additional improvements placed upon the Premises by Lessee at Lessee's request.

          9.3   Definition of "Real Property Tax".   As used herein, the term
                ---------------------------------
     "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Office Building Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Office Building Project or in any portion thereof, as against

     Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Office Building Project.

     Notwithstanding the foregoing, "Real Property Tax" shall not include and Lessee shall not be required to pay any portion of any tax or assessment expense or any increase therein (a) levied on Lessor's rental income, unless such tax or assessment expense is imposed in lieu of real property taxes; (b) in excess of amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term; or (c) attributable to Lessor's net income, inheritance, gift, transfer, estate or state taxes; or (d) resulting from a change of ownership or transfer of any or all of the Project or the improvement of any of the Project for sole use of other occupants.

          9.4   Joint Assessment.  If the improvements or property, the taxes
                ----------------
     for which are to be paid separately by Lessee under Paragraph 9.2 or 9.5, are not separately assessed, Lessee's portion of that tax shall be equitably determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information (which may include the cost of construction) as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

          9.5   Personal Property Taxes.
                -----------------------

                (a) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere.

                (b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

          10.   UTILITIES AND SERVICES.
                ----------------------

          10.1  Services Provided by Lessor.  Lessor shall provide typical
                ---------------------------
     office heating, ventilating and air conditioning (HVAC) throughout the building from four (4) large house units (AC 1/DF 1, AC 2/DF 2, AC 3/DF 3, AC 4/ DF 4) during the specified hours of service in Paragraph 10.3. Any other Fan Coils (FC), Condensing Units (CU), air conditioning units, and/or fans required for computer rooms, clean air rooms, laboratories, etc. that require special temperature control, odor control, etc., will result in additional charge to Lessee to cover the costs of the special system or systems including electricity, gas, water, maintenance and repair costs, and amortization plus interest charged according to generally accepted accounting practices. Lessor shall also provide electricity and water twenty-four (24) hours per day, seven days per week.

          10.2  Services Exclusive to Lessee.  Lessee shall pay for all water,
                ----------------------------
     heating, ventilation, air conditioning, light, power, telephone, data and other utilities and services specially or exclusively supplied and/or metered exclusively to the Premises or to Lessee, together with any taxes thereon. If any such services are not separately metered to the Premises, Lessee shall pay at Lessor's option, either Lessee's Share or a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises in the Building.

          10.3  Hours of Service.  The services and utilities described in
                ----------------
     Paragraph 10.1 shall be provided during generally accepted business days, Monday through Friday, hours 7:00 a.m. through 6:00 p.m. Utilities and services required at all other times shall be subject to reimbursement by Lessee to Lessor of the actual cost thereof including allowances for additional wear, and reduction in expected life of the equipment.

          10.4  Excess Usage by Lessee.  Lessee shall not make connection to the
                ----------------------
     utilities except by or through existing outlets and shall not install or use machinery or equipment in or about the Premises that uses excess water, lighting, or power, or suffer or permit any act that causes extra burden upon the utilities or services, including but not limited to security services, over standard office usage for the Office Building Property. Lessor shall require Lessee to reimburse Lessor for any excess expenses or costs that may arise out of a breach of this subparagraph by Lessee.
     Lessor may in its reasonable discretion, install at Lessee's expense supplemental equipment and/or separate metering applicable to Lessee's excess usage or loading.

          10.5  Interruptions.  There shall be no abatement of rent and Lessor
                -------------
     shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor's reasonable control or in cooperation with governmental request or directions.

          11.   OPTION TO EXTEND.  Lessor hereby grants to Lessee two (2)
                ----------------
options (the "Option") to extend the term of this lease for two additional terms of one (1) year, commencing when the initial term expires, upon the terms and conditions set forth in this Paragraph. Provided "Resonate" or Lessee Affiliate is then occupying at least fifty percent (50%) of the Premises, Lessee may exercise such option by giving Lessor written notice of its intention not less than one hundred eighty (180) days prior to the expiration of the initial term of this Lease. With respect to the second one year term, Lessee may exercise such option by giving Lessor written notice of its intention not less than one hundred eighty (180) days prior to the expiration of the first additional one year term. All of the term and conditions contained in the Lease, as the same may be amended from time to time by the parties in accordance with the provisions of the Lease, shall remain in full force and effect and shall apply during the Option term except the rent shall be the greater of 100% Fair Market Rate or the previous 12 months rent.

          12.   ASSIGNMENT AND SUBLETTING.
                -------------------------

          12.1  Lessor's Consent Required.  Lessee shall not voluntarily or by
                -------------------------
     operation of law sublet, or otherwise transfer or encumber any part of Lessee's interest in the Lease or in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withhold, and Sublessee must have a net worth of at least ten million dollars ($10,000,000). If Lessor does not notify Lessee in writing of its consent or reasonable nonconsent of such sublet, transfer or encumberance proposed by Lessee within twenty (20) days following Lessee's request for approval, then Lessor shall be deemed to have consented to such sublet, transfer or encumberance. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void and shall constitute a material default and breach of this Lease without the need for notice to Lessee under Paragraph 13.1. If Lessee desires to transfer over fifty percent (50%) of the space, the Lessor reserves the right to terminate the Lease.

     "Transfer" within the meaning of this Section 12 shall include the transfer or transfers aggregating, if Lessee is a partnership, more than fifty percent (50%) of the profit and loss participation in such partnership.

          12.2  Lessee Affiliate.  Notwithstanding the provisions of Paragraph
                ----------------
     12.1 hereof, Lessee may assign or sublet the Premises, or any portion thereof, without Lessor's consent, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all the assets of Lessee as a going concern of the business that is being conducted on the Premises, all of which are referred to as "Lessee Affiliate"; provided that before such assignment shall be effective, (a) said assignee shall assume, in full, the obligations of Lessee under this Lease and (b) Lessor shall be given written notice of such assignment and assumption. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Lessee, the consent of whom shall not be necessary.

          12.3  Terms and Conditions Applicable to Assignment and Subletting.
                ------------------------------------------------------------

                (a) Regardless of Lessor's consent, no assignment or subletting shall release Lessee of Lessee's obligations hereunder or alter the primary liability of Lessee to pay the rent and other sums due Lessor hereunder including Lessee's Share of Operating Expenses, and to perform all other obligations to be performed by Lessee hereunder.

                (b) Lessor may accept rent from any person other than Lessee pending approval or disapproval of such assignment.

                (c) Neither a reasonable delay in the approval or disapproval of such assignment or subletting, nor the acceptance of rent, shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the breach of any of the terms or conditions of this Section 14 or this Lease.

                (d) If Lessee's obligations under this Lease have been guaranteed by third parties, then an assignment or sublease, and Lessor's consent thereto, shall not be effective unless said guarantors give their written consent to such assignment or sublease and the terms thereof.

                (e) The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying

     Lessee or anyone else liable on the Lease or sublease and without obtaining their consent and such action shall not relieve such persons from liability under this Lease or said sublease; provided, however, such persons shall not be responsible to the extent any such amendment or modification enlarges or increases the obligations of the Lessee or sublessee under this Lease or such sublease.

                (f) In the event of any default under this Lease, Lessor may proceed directly against Lessee, any guarantors or anyone else responsible for the performance of this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

                (g) Lessor's written consent to any assignment or subletting of the Premises by Lessee shall not constitute an acknowledgment that no default then exists under this Lease of the obligations to be performed by Lessee nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated by Lessor at the time.

                (h) The discovery of the fact that any financial statement relied upon by Lessor in giving its consent to an assignment or subletting was materially false shall, at Lessor's election, render Lessor's said consent null and void.

                (i) If Lessee receives rent or other consideration, either initially or over the term of any assignment or sublease in excess of the rent required under this Lease, Lessee shall pay to Lessor, as additional rent hereunder, 50% of the excess of each such payment of rent or additional consideration by Lessee after subtracting Lessee's reasonable brokers and attorney's fees and the unamortized portion of improvements to the Premises paid for by Lessee, provided that in no event will Lessor be responsible for any portion of the broker and attorney fees associated with such sublease or assignment.

          12.4  Additional Terms and Conditions Applicable to Subletting.
                --------------------------------------------------------
     Regardless of Lessor's consent, the following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

                (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease, provided, however, that until a default shall occur in the performance of Lessee's obligations under this Lease, Lessee may receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reasons of this or any other assignment of such sublease to Lessor nor by reason of the collection of the rents from a sublessee be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a default in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents due and to become due under the sublease. Lessee agrees that such sublessee shall have the right to rely upon any such statement and request from Lessor, and that such sublessee shall pay such rents to Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against said sublessee or Lessor for any such rents so paid by said sublessee to Lessor.

                (b) No sublease entered into by Lessee shall be effective unless and until it has been approved in writing by Lessor. In entering into any sublease, Lessee shall use only such form of sublease as is satisfactory to Lessor, and once approved by Lessor, such sublease shall not be changed or modified without Lessor's prior written consent which consent shall not be unreasonably withheld or delayed. Any sublessee shall, by reason of entering into a sublease under this Lease, be deemed for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every obligation herein to be performed by Lessee other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Lessor has expressly consented in writing.

                (c) In the event Lessee shall default in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorney to Lessor, in which event Lessor shall undertake the obligations of Lessee under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to Lessee or for any other prior defaults of Lessee under such sublease.

                (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent in accordance with the Lease.

                (e) With respect to any subletting to which Lessor has consented, Lessor agrees to deliver a copy of any notice of default by Lessee to the sublessee. Such sublessee shall have the right to cure a default of Lessee within three (3) days after service of said notice of default upon such sublessee, and the sublessee shall have the right of reimbursement and offset from and against Lessee for any such defaults cured by the sublessee.

          12.5  Lessor's Expenses.  In the event Lessee shall assign or sublet
                -----------------
     the Premises or request the consent of Lessor to any assignment or subletting or if Lessee shall request the consent of Lessor for any act Lessee proposes to do then Lessee shall pay Lessor's reasonable costs and expenses incurred in connection therewith, including attorneys', architects', engineers' or other consultants' fees.

          12.6  Conditions to Consent.  Lessor reserves the right to condition
                ---------------------
     any approval to assign or sublet upon Lessor's determination that (a) the proposed assignee or sublessee shall conduct a business on the Premises of a quality substantially equal to that of Lessee and consistent with the general character of the other occupants of the Office Building Project and not in violation of any exclusives or rights then held by other tenants, and (b) the proposed assignee or sublessee be at least as financially responsible as the other tenants in the Building.

          13.   DEFAULT; REMEDIES.
                -----------------

          13.1  Default.  The occurrence of any one or more of the following
                -------
     events shall constitute a material default of this Lease by Lessee:

                (a) The abandonment of the Premises by Lessee. Abandonment of the Premises shall include the failure to occupy the Premises for a continuous period of sixty (60) days or more, whether or not the rent is paid.

                (b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of three (3) business days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

                (c) (i) The making by Lessee of any general arrangement or general assignment for the benefit of creditors; (ii) Lessee becoming a "debtor" as defined in 11 U.S.C. (S) 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days. In the event that any provision of this Paragraph 13.1(c) is contrary to any applicable law, such provision shall be of no force or effect.

                (d) The discovery by Lessor that any financial statement given to Lessor by Lessee, or its successor in interest or by any guarantor of Lessee's obligation hereunder, was materially false.

                (e) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than those specifically referenced in other subparagraphs of this Paragraph 13.1, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion. To the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given to Lessee under applicable Unlawful Detainer statutes. In the event a specific time period for performance is set forth in any covenant, condition or provision of this Lease, such specific time period shall govern such performance rather than the thirty (30) day period set forth in this section and such specific time period shall not be subject to extension as provided in this section.

          13.2  Remedies.  In the event of any material default or breach of
                --------
     this Lease by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default:

                (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including reasonably necessary renovation and alteration of the Premises, reasonable attorneys' fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; that portion of the leasing commission paid by Lessor pursuant to Paragraph 15 applicable to the unexpired term of this Lease. Lessor shall use its best efforts to mitigate any damages caused by any such default.

                (b) Maintain Lessee's right to possession, in which case this Lease shall continue in effect whether or not Lessee shall have vacated or abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

                (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

                (d) Lessor and Lessee agree that if an attorney is consulted by Lessor in connection with a Lessee Default, $500 is a reasonable minimum sum per such occurrence for legal services and costs in the preparation and service of a notice of Default and that Lessor may include the greater of $500 or the actual cost of such services and costs in said notice as rent due and payable to cure said Default.

          13.3  Default by Lessor.  Lessor shall not be in default unless Lessor
                -----------------
     fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by

     Lessee to Lessor specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such thirty (30)-day period and thereafter diligently pursues the same to completion.

          13.4  Late Charges.  Lessee hereby acknowledges that late payment by
                ------------
     Lessee to Lessor of Base Rent, Lessee's Share of Operating Expenses or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Office Building Project. Accordingly, if any installment of Base Rent, Operating Expenses, or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

          14.   CONDEMNATION.  If the Premises or any portion thereof or the
                ------------
Office Building Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises or the Office Building Project are taken by such condemnation as would substantially and adversely affect the operation and profitability of Lessee's business conducted from the Premises, Lessee shall have the option, to be exercised only in writing within thirty (30) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent and Lessee's Share of Operating Expenses shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. Common Areas taken shall be excluded from the Common Areas usable by Lessee and no reduction of rent shall occur with respect thereto or by reason thereof. Lessor shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Lessee of such election within thirty (30) days after receipt of notice of a taking by condemnation of any part of the Premises or the Office Building Project. Any award for the taking of all or any part of the Premises or the Office Building Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any separate award for loss of or damage to Lessee's trade fixtures, removable personal property and unamortized tenant improvements that have been paid for by Lessee. For that purpose, the cost of such improvements shall be amortized over the original term of this Lease excluding any options. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair.

          15.   BROKER'S FEE.  None. No fees are applicable to this transaction.
                ------------

          16.   ESTOPPEL CERTIFICATE.
                --------------------

                (a) Each party (as "responding party") shall at any time upon not less than ten (10) business days' prior written notice from the other party ("requesting party") execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the responding party's knowledge, any uncured defaults on the part of the requesting party, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrance of the Office Building Project or of the business of Lessee.

                (b) At the requesting party's option, the failure to deliver such statement within such time shall be a material default of this Lease by the party who is to respond, without any further notice to such party, and shall give rise to all rights of a non-defaulting party against a defaulting party without necessity of further notice or cure period. In addition, at the requesting party's option, such failure shall be conclusive upon such party that (i) this Lease is in full force and effect, without modification except as may be represented by the requesting party,
     (ii) there are no uncured defaults in the requesting party's performance, and (iii) if Lessor is the requesting party, not more than one month's rent has been paid in advance.

                (c) If Lessor desires to finance, refinance, or sell the Office Building Project, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements shall include the past three (3) years' financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in strict confidence and shall be used only for the purposes herein set forth and thereafter returned without duplication.

          17.   LESSOR'S LIABILITY.  The term "Lessor" as used herein shall
                ------------------
mean only the owner or owners at the time in question, of the fee title or a lessee's interest in a ground lease of the Office Building Project, and except as expressly provided in Section 15, in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

          18.   SEVERABILITY.  The invalidity of any provision of this Lease as
                ------------
determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

          19.   INTEREST ON PAST-DUE OBLIGATIONS.  Except as expressly herein
                --------------------------------
provided, any amount due to Lessor not paid when due shall bear interest at the maximum rate then allowable by law or judgments from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease; provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

          20.   TIME OF ESSENCE.  Time is of the essence with respect to the
                ---------------
obligations to be performed under this Lease.

          21.   ADDITIONAL RENT.  All monetary obligations of Lessee to Lessor
                ---------------
under the terms of this Lease, including but not limited to Lessee's Share of Operating Expense and any other expenses payable by Lessee hereunder, shall be deemed to be rent.

          22.   INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS.  This Lease and
                ---------------------------------------------
all exhibits hereto contain all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the real estate brokers listed in Section 15 hereof nor any cooperating broker on this transaction nor the Lessor or any employee or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of the Premises or the Office Building Project other than those set forth in this Lease, and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease. It is acknowledged that Lessor shall be responsible for maintenance and compliance of the elevator and other common areas.

          23.   NOTICES.  Any notice required or permitted to be given hereunder
                -------
shall be in writing and may be given by personal delivery, by certified or registered mail or by private overnight courier, and shall be deemed sufficiently given: (i) if delivered by United States mail (certified, return receipt requested), on the date received as shown on the receipt card or, (ii) one business day after being deposited with Federal Express or similar private carrier guaranteeing overnight delivery, cost prepaid; and (iv) in all other cases when actually received. Either party may be noticed to the other specifying a different address for notice purposes. A copy of all notices required or permitted to be given to Lessor or Lessee hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor or Lessee may from time to time hereafter designate to notice to Lessee or Lessor.

          24.   WAIVERS.  No waiver by either party of any provision hereof
                -------
shall be deemed a waiver of any other provision hereof or of any subsequent breach of the same or any other provision. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval to any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

          25.   RECORDING.  Each party shall, upon request of the other,
                ---------
execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes.

          26.   NO RIGHT TO HOLD OVER.  Lessee has no right to retain possession
                ---------------------
of the Premises or any part thereof beyond the expiration or earlier termination of this Lease unless agreed to by the parties. The rent payable during a hold over shall be 150% of the rent just prior to lease termination.

          27.   CUMULATIVE REMEDIES.  No remedy or election hereunder shall be
                -------------------
deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

          28.   COVENANTS AND CONDITIONS.  Each provision of this Lease
                ------------------------
performable by Lessee and Lessor shall be deemed both a covenant and a condition.

          29.   BINDING EFFECT; CHOICE OF LAW.  Subject to any provisions hereof
                -----------------------------
restricting assignment or subletting by Lessee and subject to the provisions of
Section 19, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State where the Office Building Project is located and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Office Building Project is located.

          30.   SUBORDINATION.
                -------------

                (a) This Lease, and any Option or right of first refusal granted hereby, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Office Building Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof without requirement that Lessee execute any acknowledgment of such subordination. Notwithstanding such subordination, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease and the Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof and whether or not Lessee has executed any acknowledgment of such.

                (b) Lessee agrees to execute, any reasonable documents requested to evidence or effectuate an attornment, a subordination, or to make this Lease or any option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be so long as such document is consistent with the provisions set forth herein and contains Lessee's right to not be disturbed as described herein. Lessee's failure to execute such documents within fifteen (15) business days after written demand shall constitute a material default by Lessee hereunder without further notice to Lessee or any additional cure period and shall give rise to all remedies of Lessor arising from a default by Lessee hereunder.

          31.   ATTORNEYS' FEES.
                ---------------

          31.1  Attorneys' Fees.  If either party or the broker(s) named herein
                ---------------
     brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, trial or appeal thereon, shall be entitled to his reasonable attorneys' fees to be paid by the losing party as fixed by the court in the same or a separate suit, and whether or not such action is pursued to decision or judgment. The provisions of this paragraph shall inure to the benefit of the broker named herein who seeks to enforce a right hereunder.

          31.2  Reimbursement.  The attorneys' fee award shall not be computed
                -------------
     in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred in good faith.

          31.3  Default.  Lessor shall be entitled to reasonable attorneys' fees
                -------
     and all other costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default.

          32.   LESSOR'S ACCESS.
                ---------------

          32.1  Entry Onto Premises.  Lessor and Lessor's agents shall have the
                -------------------
     right to enter the Premises at reasonable times and upon reasonable notice for the purpose of inspecting the same, performing any services required of Lessor, showing the same to prospective purchasers, lenders, or lessees, taking such safety measures, erecting such scaffolding or other necessary structures, making such alterations, repairs, improvements or additions to the Premises or to the Office Building Project as Lessor may reasonably deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee's use of the Premises and provided Lessor shall use reasonable efforts to minimize the extent and duration of any interference with Lessee's use of the Premises. Notwithstanding anything contained herein to the contrary, Lessor's, and its agent's and lender's, access to the Premises shall be subject to Lessee's security regulations. Lessor may at any time place on or about the Premises or the Building any ordinary "For Sale" signs and Lessor may at any time during the last one hundred eighty (180) days of the term hereof place on or about the Premises any ordinary "For Lease" signs.

          32.2  Abatement of Rent.  All activities of Lessor pursuant to this
                -----------------
     paragraph shall be without abatement of rent, nor shall Lessor have any liability to Lessee for same.

          32.3  Emergency.  In case of emergency, at any time of night or day,
                ---------
     Lessee shall provide Lessor immediate access to the Premises by means of Lessee's personnel, security guard, by key or by any reasonably appropriate means. Moreover, Lesser shall have the right to enter the Premises in case of emergency by any reasonable means, and any such entry shall not be deemed a forceable or unlawful entry or detainer of the Premises or an eviction. Lessee waives any charges for damages or injuries or interference with Lessee's property or business in connection therewith, except for damages or injuries due to Lessor's or its Agents' or Contractors' negligence or willful misconduct.

          33.   AUCTIONS.  Lessee shall not conduct, nor permit to be conducted,
                --------
either voluntarily or involuntarily, any auction upon the Premises or the Common Areas without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent. The holder of any auction on the Premises or Common Areas in violation of this paragraph shall constitute a material default of this Lease.

          34.   SIGNS.  Lessee shall not place any sign on the Premises or the
                -----
Office Building Project without Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed. Under no circumstances shall Lessee place a sign on any roof of the Office Building Project. All such signs are subject to all covenants, conditions and restrictions and zoning and other ordinances applicable to the Premises and the prior written consent of Lessor as to the size, color and other details of any such sign. The Lessor will pay the cost for sign plates for the sign on Moffett Park Drive and in the building lobby. Lessee shall be entitled to signage on the South exterior wall with a design, size and specifications reasonably approved by Lessor.

          35.   MERGER.  The voluntary or other surrender of this Lease by
                ------
Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

          36.   CONSENTS.  Except for Sections 33 (Auctions) and  hereof,
                --------
wherever in this Lease the consent of one party is required to an action of the other party, such consent shall not be unreasonably withheld, conditioned or delayed.

          37.   GUARANTOR.  In the event that there is a guarantor of this
                ---------
Lease, said guarantor shall have the same obligations as Lessee under this Lease.

          38.   QUIET POSSESSION.  Upon Lessee paying the rent for the Premises
                ----------------
and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed thereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Office Building Project.

          39.   SECURITY MEASURES - LESSOR'S RESERVATIONS.
                -----------------------------------------

          39.1  Security Measures.  Lessee hereby acknowledges that Lessor shall
                -----------------
     have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Office Building Project. Lessee assumes all responsibility for the protection of Lessee, its agents, and invitees and the property of Lessee and of Lessee's agents and invitees from acts of third parties. Nothing herein contained shall prevent Lessor, at Lessor's sole option, from providing security protection for the Office Building Project or any part thereof, in which event the cost thereof shall be included within the definition of Operating Expenses, as set forth in Paragraph 4.2(b).

          39.2  Lessor's Reservations.  Lessor shall have the following rights:
                ---------------------

                (a) To change the name or title of the Office Building Project or building in which the Premises are located upon not less than ninety
     (90) days prior written notice;

                (b) To permit any lessee the exclusive right to conduct any business as long as such exclusive does not conflict with any rights expressly given herein;

                (c) To place such signs, notices or displays as Lessor reasonably deems necessary or advisable upon the roof, exterior of the buildings or the Office Building Project or on pole signs in the Common Areas.

          40.   EASEMENTS.
                ---------

          40.1  Lessor's Reservations.  Lessor reserves to itself the right,
                ---------------------
     from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so shall constitute a material default to this Lease by Lessee without the need for further notice to Lessee.

          40.2  Obstruction.  The obstruction of Lessee's view, air, or light by
                -----------
     any structure erected in the vicinity of the Building, whether by Lessor or third parties, shall in no way affect this Lease or impose any liability upon Lessor.

          41.   PERFORMANCE UNDER PROTEST.  If at any time a dispute shall arise
                -------------------------
as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

          42.   AUTHORITY.  If Lessee is a corporation, trust, or general or
                ---------
limited partnership, Lessee represents and warrants that each individual executing this Lease on behalf of such entity is duly authorized to execute and deliver this Lease on behalf of said entity. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor evidence of such authority satisfactory to Lessor.

          43.   NO OFFER.  Preparation of this Lease by Lessor or Lessor's agent
                --------
and submission of same to Lessee shall not be deemed an offer to Lessee to lease. The Lease shall become binding upon Lessor and Lessee only when fully executed by both parties.

          44.   LENDER MODIFICATION.  Lessee agrees to make such reasonable
                -------------------
modifications to this Lease as may be reasonably required by an institutional lender in connection with the obtaining of normal financing or refinancing of the Office Building Project provided, however, such modifications do not increase the financial obligations of Lessee hereunder or adversely affect the leasehold interest hereby created or Lessee's reasonable use and enjoyment of the Premises.

          45.   MULTIPLE PARTIES.  If more than one person or entity is named as
                ----------------
either Lessor or Lessee herein, except as otherwise expressly provided herein, the obligations of the Lessor or Lessee herein shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee, respectively.

          46.   FORCE MAJEURE.  The term "Force Majeure" shall mean only the
                -------------
following events: (i) strikes, boycotts or other labor action whether occurring on site or occurring off site or involving the delivery of labor and materials to the Office Building Project; (ii) inclement weather; (iii) damage caused by fire, earthquake or other peril; (v) accident, collapse or explosion; or (vi) government action (e.g., building moratorium) or extraordinary delay by any governmental entity in issuing required permits despite the parties' diligent efforts to obtain such permits.

          47.   TENANT IMPROVEMENTS.  Lessee shall be responsible for managing
                -------------------
and constructing the "Tenant Improvements" described and depicted on Exhibit E to this Lease. Lessee shall use its best efforts to substantially complete the Tenant Improvements prior to the Commencement Date. Lessor reserves the right to approve Lessee's final plans, architect and contractor.

          48.   ROOF ACCESS.  Lessee shall have the right with approval of owner
                -----------
which approval will not be unreasonably withheld to install on the roof, at no additional rent, supplementary HVAC and be responsible for its utilities, maintenance and repair, and roof repairs directly related to the installation and maintenance associated with the supplemental HVAC.

          49.   OPTION TO EXPAND.  In addition to any other expansion rights
                ----------------
Lessee may have under this Lease, Lessee shall have the right to lease any space that becomes available for lease from time to time (an "Expansion Space") in the Building and in the building located in the parking lot portion of the Office Building Project referred to as 333-335 Moffett Park Drive, Sunnyvale. In the event from time to time, any Expansion Space shall become available for lease, Lessor shall provide Lessee written notice thereof, and Lessee shall have the right to include such Expansion Space in the Premises at Fair Market Rate and conditions in the Lease upon giving written notice to Lessor within seven (7) business days of receiving such notice.

          50.   REASONABLE EXPENDITURES.  Any expenditure by a party permitted
                -----------------------
or required under the Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.


"LESSOR"                            "LESSEE"

Cilker Revocable Trust U.T.A.       Resonate Inc.,
dated October 9, 1990               a California Corporation


By: /s/ William H. Cilker           By: /s/ illegible
   ------------------------------      -------------------------------
  William H. Cilker, trustee

  Title:


By: /s/ Leila A. Cilker
    -----------------------------
  Leila A. Cilker, trustee

  Title:


Lessor's address for notices:       Lessee's address for notices:

William H. Cilker                   Resonate Inc.
Cilker Orchards                     385 Moffett Park Drive
1631 Willow Street, Suite 225       Suite 105
San Jose, CA 95125                  Sunnyvale, CA 94089

                                   EXHIBIT A

                                 THE PREMISES
                                 ------------


Tenant Improvements for 333 Moffett Park Drive by Dennis Kobza $ Associates, Inc. 10/26/99

                                   EXHIBIT B
                                   ---------
                             LEGAL DESCRIPTION OF
                                   BUILDING


The land referred to herein is situated in the State of California, County of Santa Clara, City of Sunnyvale (and is described as follows):


PARCEL ONE:
ALL OF PARCEL B, as shown upon that certain Map entitled, "Parcel Map being a resubdivision of Parcel 5 as shown upon that certain Parcel Map recorded in Book 383 of Maps, at page 19, Santa Clara County Records", which Map was filed for record in the office of the Recorder of the County of Santa Clara, State of California, on February 13, 1979 in Book 435 of Maps, at page 28.

PARCEL TWO:
An easement for utilities over the Easterly 10 feet of Parcel A, as said parcel is shown on the map above referred to, as reserved in the Deed from Control Data Corporation to Humboldt Court Associates Six, recorded February 21, 1979 in Book E295 of Official Records, page 284.

                                   EXHIBIT C
                             RULES AND REGULATIONS

                                 GENERAL RULES
                                 -------------

          1. Lessee shall not suffer or permit the obstruction of any Common Areas, including driveways, walkways and stairs.

          2. Lessor reserves the right to refuse access to any persons Lessor in good faith judges to be a threat to the safety, reputation, or property of the Office Building Project and its occupants.

          3. Lessee shall not make or permit any noise or odors that annoy or interfere with other lessees or persons having business within the Office Building Project.

          4. Lessee shall not keep animals or birds within the Office Building Project, and shall not bring bicycles, motorcycles or other vehicles into areas not designated as authorized for same.

          5. Lessee shall not make, suffer or permit litter except in appropriate receptacles for that purpose.

          6. Lessee shall not alter any lock or install new or additional locks or bolts without first advising Lessor.

          7. Lessee shall be responsible for the inappropriate use of any toilet rooms, plumbing or other utilities. No foreign substances of any kind are to be inserted therein.

          8. Lessee shall not deface the walls, partitions or other surfaces of the Premises or Office Building Project.

          9. Lessee shall not suffer or permit any thing in or around the Premises or Building that causes excessive vibration or floor loading in any part of the Office Building Project.

          10. Significant freight and equipment shall be moved into or out of the building only with the Lessor's knowledge and consent, and subject to such reasonable limitations, techniques and timing, as may be designated by Lessor. Lessee shall be responsible for any damage to the Office Building Project arising from any such activity.

          11. Lessee shall not employ any service or contractor for services or work to be performed in the Building, that is not reasonably acceptable to Lessor.

          12. Lessee shall return all keys at the termination of its tenancy and shall be responsible for the cost of replacing any keys that are lost.

          13. No window coverings, shades or awnings shall be installed or used by Lessee, other than those installed in the Building upon occupancy, without Lessor's prior written consent.

          14. No Lessee, employee or invitee shall go upon the roof of the Building.

          15. Lessee shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Lessor or by applicable governmental agencies as non-smoking areas.

          16. Lessee shall not use any method of heating or air conditioning other than as provided by Lessor.

          17. Lessee shall notify Lessor prior to the installation of any vending machines upon the Premises.

          18.   The Premises shall not be used for lodging or manufacturing.

          19. Lessee shall comply with all safety, fire protection and evacuation regulations established by Lessor or any applicable governmental agency.

          20. Lessor reserves the right to waive any one of these rules or regulations, and/or as to any particular Lessee, and any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to such Lessee.

          21. Lessee assumes all risks from theft or vandalism and agrees to keep its Premises locked as may be required.

          22. Lessor reserves the right to make such other reasonable rules and regulations as it may from time to time deem necessary for the appropriate operation and safety of the Office Building Project and its occupants. Lessee agrees to abide by these and such rules and regulations.

                                   EXHIBIT D

                                 PARKING RULES

          1. Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles herein called "Permitted Size Vehicles".

          2. Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

          3. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

          4. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Lessor will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

          5. The maintenance, washing, waxing or cleaning of vehicles in the parking facility or Common Area is prohibited.

          6. Lessee shall be responsible for seeing that all its employees, agents and invitees comply with the applicable parking rules, regulations and laws and agreements.

          7. Lessor reserves the right to modify these rules and/or adopt such other reasonable and non-discriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.

          8. Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.

                                   EXHIBIT E
                        FINAL PLANS AND SPECIFICATIONS


The Final Plans, Drawings and Specifications are to be mutually approved by both Lessor and Lessee, subject to those changes outlined in Paragraph 2.B herein.

                                   EXHIBIT F
                         COMMENCEMENT DATE MEMORANDUM
                         ----------------------------

Lessor:   Cilker Revocable Trust U.T.A. dated October 9, 1990
          ---------------------------------------------------


Lessee:   Resonate Inc., a California Corporation
          ---------------------------------------------------


Lease Date:__________________________________________________


Premises: 385 Moffett Park Drive, Suite 210
          ---------------------------------------------------
          Sunnyvale, California 94089
          ---------------------------------------------------

          Pursuant to Paragraph 4.A. of the above-referenced Lease, the Commencement Date is hereby established as __________, 1999.


                                    LESSOR:
                                    ------
  Cilker Revocable Trust

  U.T.A. dated October 9, 1990

  By:____________________________

  William H. Cilker, trustee

  By:____________________________

  Leila A. Cilker, trustee


  LESSEE: Resonate Inc.
  ------

  By:____________________________

  Its:___________________________

                                   EXHIBIT G
                              JANITORIAL SERVICES
                              -------------------

                              JANITORIAL SERVICES

                                     Daily
                                     -----

Empty wastepaper baskets
Sweep or dust mop with treated cloth all floor surfaces
Properly arrange furniture in offices
Damp-wipe spillage on resilient floors
Clean entranceways, lobby, entrance mats
Spot-clean entrance glass and polish entrance chrome
Clean restrooms, wash basins, dispensers, and chrome fittings
Clean mirrors and frame
Wet mop floors
Sanitize toilets, toilet seats and urinals
Refill all restroom dispensers
Wash and wipe dry all drinking fountains


                                  One a Week
                                  ----------
                                  (Wednesday)

Dust ledges and partitions


                              Three Times a Week
                              ------------------
                         (Monday - Wednesday - Friday)

Vacuum clean all carpeted areas


                                    Weekly
                                    ------

Spot wash partitions, walls and doors
Wipe telephones
Remove fingerprints from woodwork, walls & partitions
Spot clean carpets
Spot clean all partition glass
Dust ledges and partitions
Dust desks, chairs, tables, and other furniture with treated cloth Dust all ledges and other flat surfaces within reach
Dust high partition ledges and moldings
Chair mats removed and vacuumed under

                               Monthly Services
                               ----------------

                              Dust ceiling vents
                              ------------------

Vacuum all upholstered furniture
High dusting
Vacuum with cervices tool all carpet and corners


                Additional Services available at additional fee
                -----------------------------------------------

Hauling boxes, trash and office furniture
Special or additional cleaning requests
Special supplies ordered and delivered
Any other service not listed on this list of duties.

                                   EXHIBIT H
                                   ---------

                              Tenant Improvements
                              -------------------

                                    - 52 -